Exhibit 99.1

	Quarter ended				Year-to-date period ended
	March 31, 2012	June 30, 2012	September 29, 2012	December 29, 2012*	June 30, 2012	September 29, 2012	December 29, 2012*
EPS as originally reported	$1.00	$0.84	$0.82	$(0.09)	$1.84	$2.66	$2.67
Mark-to-market(a)	(0.10)	—	—	—	(0.10)	(0.10)	—
Impact of Changes to Pension Accounting(b)	0.08	0.06	0.07	—	0.14	0.21	—

Recast EPS	$0.98	$0.90	$0.89	$(0.09)	$1.88	$2.77	$2.67

	Quarter ended				Year-to-date period ended
	April 2, 2011	July 2, 2011	October 1, 2011	December 31, 2011	July 2, 2011	October 1, 2011	December 31, 2011
EPS as originally reported	$1.00	$0.94	$0.80	$0.64	$1.93	$2.73	$3.38
Mark-to-market(a)	0.01	(0.01)	(0.02)	(1.25)	—	(0.01)	(1.24)
Impact of Changes to Pension Accounting(b)	0.07	0.06	0.05	0.07	0.14	0.18	0.24

Recast EPS	$1.08	$0.99	$0.83	$(0.54)	$2.07	$2.90	$2.38

*	Fourth quarter and year-to-date results are as originally reported.
(a)	Actuarial gains/losses are recognized in the year they occur. In 2012, asset returns exceeded expectations but discount rates fell almost 100 basis points resulting in a net loss. The loss in 2011 resulted from actual asset returns being less than expected and a decline in discount rates.
(b)	Primarily the elimination of amortization of actuarial gains and losses.

2012 (millions)	Quarter ended				Year-to-date period ended
	March 31, 2012	June 30, 2012	September 29, 2012	December 29, 2012*	June 30, 2012	September 29, 2012	December 29, 2012*
Operating Profit (Recast*)
U.S. Morning Foods & Kashi	$157	$181	$135	$122	$338	$473	$595
U.S. Snacks	119	118	116	$116	237	353	$469
U.S. Specialty	71	56	62	$52	127	189	$241
North America Other	70	70	67	$58	140	207	$265

North America Total	417	425	380	$348	842	1,222	$1,570
Europe	70	64	76	$51	134	210	$261
Latin America	51	48	36	$32	99	135	$167
Asia Pacific	33	17	29	$6	50	79	$85

Total Reportable Segments	571	554	521	$437	1,125	1,646	$2,083
Corporate	(44)	(35)	(8)	$(434)	(79)	(87)	$(521)

Consolidated	$527	$519	$513	$3	$1,046	$1,559	$1,562

Operating Profit (As originally reported)
U.S. Morning Foods & Kashi	$159	$183	$137		$342	$479
U.S. Snacks	118	117	116		235	351
U.S. Specialty	71	55	62		126	188
North America Other	70	70	66		140	206

North America Total	418	425	381		843	1,224
Europe	78	72	84		150	234
Latin America	51	48	35		99	134
Asia Pacific	34	16	29		50	79

Total Reportable Segments	581	561	529		1,142	1,671
Corporate	(46)	(76)	(50)		(122)	(172)

Consolidated	$535	$485	$479		$1,020	$1,499

*	Fourth quarter and year-to-date results are as originally reported.

2011 (millions)	Quarter ended				Year-to-date period ended
	April 2, 2011	July 2, 2011	October 1, 2011	December 31, 2011	July 2, 2011	October 1, 2011	December 31, 2011
Operating Profit (Recast)
U.S. Morning Foods & Kashi	$177	$173	$130	$131	$350	$480	$611
U.S. Snacks	123	109	93	112	232	325	437
U.S. Specialty	65	56	64	46	121	185	231
North America Other	69	62	64	55	131	195	250

North America Total	434	400	351	344	834	1,185	1,529
Europe	92	93	75	42	185	260	302
Latin America	48	61	43	24	109	152	176
Asia Pacific	31	24	23	26	55	78	104

Total Reportable Segments	605	578	492	436	1,183	1,675	2,111
Corporate	10	(6)	(14)	(674)	4	(10)	(684)

Consolidated	$615	$572	$478	$(238)	$1,187	$1,665	$1,427

Operating Profit (As originally reported)
U.S. Morning Foods & Kashi	$181	$176	$134	$134	$357	$491	$625
U.S. Snacks	124	111	94	114	235	329	443
U.S. Specialty	65	56	64	47	121	185	232
North America Other	70	63	65	55	133	198	253

North America Total	440	406	357	350	846	1,203	1,553
Europe	101	102	84	51	203	287	338
Latin America	48	61	43	24	109	152	176
Asia Pacific	31	25	23	27	56	79	106

Total Reportable Segments	620	594	507	452	1,214	1,721	2,173
Corporate	(48)	(51)	(43)	(55)	(99)	(142)	(197)

Consolidated	$572	$543	$464	$397	$1,115	$1,579	$1,976